                                                                    EXHIBIT 10.1

                         TENTH AMENDMENT TO AGREEMENT OF

           LIMITED PARTNERSHIP OF SUMMIT PROPERTIES PARTNERSHIP, L.P.


         THIS TENTH AMENDMENT TO AGREEMENT OF LIMITED PARTNERSHIP OF SUMMIT PROPERTIES PARTNERSHIP, L.P. (the "Amendment") is dated as of June 18, 1997, and entered into by and among Summit Properties Inc., a Maryland corporation (the "Company"), and the persons whose names are set forth on Exhibit A attached hereto (the "Limited Partners").

         WHEREAS, the Company and the Limited Partners are partners of Summit Properties Partnership, L.P., a Delaware limited partnership (the
"Partnership"), pursuant to an Agreement of Limited Partnership dated as of January 29, 1994, as previously amended (as previously amended, the "Agreement"); and

         WHEREAS, in accordance with Section 14.1 of the Agreement, the Partners have approved this Amendment by written consent.

         NOW, THEREFORE, in accordance with the provisions of Section 14.1 of the Agreement and for other good and valuable consideration the Partners hereby amend the Agreement by adding the following Article 16 to the end of the Agreement.

                                   ARTICLE 16
             CONSOLIDATION, MERGER OR SALE OF ASSETS OF THE COMPANY

         Section 16.1  Triggering Events

         For the purposes of this Article 16, each of the following events shall be deemed to be a "Triggering Event": (w) if the Company consolidates with, or merges into, any other Person, and the Company is not the continuing or surviving corporation of such consolidation or merger, (x) if any Person consolidates with, or merges into, the Company, and the Company is the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding REIT Shares are converted into stock or other securities of any other Person or cash or any other property, (y) if any Person becomes the Beneficial Owner (as hereinafter defined) of 33.3% or more of the outstanding REIT Shares or (z) if the Company sells or otherwise transfers (or one or more of its Subsidiaries sells or otherwise transfers) to any Person or Persons, in one or more transactions, assets aggregating more than 50% of the value of the assets (based on either the fair market value of the assets or cash flow generated by the assets) of the Company or the Partnership. "Beneficial Owner" means any Person who, together with such Person's Affiliates (as defined in Rule 12b-2 of the Securities Exchange Act of 1934 as in effect on the date this Article 16 shall be adopted (including any rules and regulations thereunder) (the "Exchange Act")) and associates (as defined in Rule 12b-2 of the Exchange Act), (i) would be considered a "beneficial owner" under Rule 13d-3 of the

Exchange Act, other than (A) as a result of a revocable proxy given in response to a proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act or (B) as would not be reportable by such Person on Schedule 13D under the Exchange Act, (ii) has entered into any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, owning, voting (except pursuant to a revocable proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act) or disposing of REIT Shares or (iii) has the right to acquire (whether such right is exercisable immediately or only after the passage of time or upon the satisfaction of conditions) REIT Shares pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options or otherwise.

         Section 16.2  From and After the Occurrence of a Triggering Event

         Effective on the date of each Triggering Event, the Redemption Right shall be adjusted as provided in this Section 16.2.

         A. From and after the occurrence of a Triggering Event (each such occurrence, a "Trigger Occurrence") and until the occurrence, if any, of a subsequent Triggering Event (in which case a further adjustment shall be made pursuant to this Section 16.2), each and every reference contained in this Agreement to a "REIT Share" or "REIT Shares" shall be deemed to be a reference to a share or shares, respectively (each, a "Replacement Share"; collectively, "Replacement Shares"), of: (i) if, as a result of any Triggering Event, all of the REIT Shares are converted solely into Registered Common Stock (as hereinafter defined), such Registered Common Stock and (ii) in all other cases, the common stock, or, if such Person shall have no common stock, the equity securities or other equity interests having power to control or direct the management (the "Common Stock") of (a) in the event of a Triggering Event described in clause (w) or (x) of the first sentence of Section 16.1, (1) the Person that is the issuer of any securities into which the REIT Shares are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer who has the highest Market Capitalization (as hereinafter defined) and (2) if no securities are so issued, the Person that is the other party to such merger or consolidation, or if there is more than one such Person, the Person who has the highest Market Capitalization or (b) in the event of a Triggering Event described in clause (y) or (z) of the first sentence of Section 16.1, the Person that is the party becoming the Beneficial Owner of the largest percentage of the outstanding REIT Shares or receiving the largest portion of the value of assets (with such value determined based on either the fair market value of the assets or the cash flow generated by the assets) transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions or if the Person becoming the Beneficial Owner of the largest portion of the REIT Shares or receiving the largest portion of the assets cannot be determined, whichever Person has the highest Market Capitalization; provided, however, that in any such case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve-month period registered ("Registered Common Stock") under

Section 12 of the Exchange Act, or such Person is not a corporation, and such Person is a direct or indirect Subsidiary of another Person that has Registered Common Stock outstanding, "Replacement Shares" shall mean shares of the Common Stock of such other Person; (2) if the Common Stock of such Person is not Registered Common Stock or such Person is not a corporation, and such Person is a direct or indirect Subsidiary of another Person but is not a direct or indirect Subsidiary of another Person which has Registered Common Stock outstanding, "Replacement Shares" shall mean shares of the Common Stock of the ultimate parent entity of such first-mentioned Person; (3) if the Common Stock of such Person is not Registered Common Stock or such Person is not a corporation, and such Person is directly or indirectly controlled by more than one Person, and one of such other Persons has Registered Common Stock outstanding, "Replacement Shares" shall mean shares of the Common Stock of whichever of such other Persons is the issuer having the highest Market Capitalization; and (4) if the Common Stock of such Person is not Registered Common Stock or such Person is not a corporation, and such Person is directly or indirectly controlled by more than one Person, and none of such other Persons have Registered Common Stock outstanding, "Replacement Shares" shall mean shares of the Common Stock of whichever ultimate parent entity is the corporation having the highest aggregate shareholders' equity or, if no such ultimate parent entity is a corporation, shall be deemed to refer to shares of the Common Stock of whichever ultimate parent entity is the entity having the greatest net assets. Any issuer of "Replacement Shares" shall be referred to as an "Issuer". "Market Capitalization" means the dollar figure equal to the product of the number of shares of Common Stock issued and outstanding on the date of the Trigger Occurrence in question, on a fully diluted basis, not held by Affiliates (as defined under the Exchange Act) multiplied by the Average Trading Price (as hereinafter defined). The holders of a majority of the Partnership Units held by the Limited Partners (excluding the Partnership Units held by the General Partner) may, within 90 days after the occurrence of a Triggering Event described in clause (y) of the first sentence of Section 16.1, waive, in writing, the adjustment to the Redemption Right provided for in this Section 16.2; provided, that (i) the Redemption Right shall remain in full force and effect as provided in Section 8.6, (ii) such election shall be binding on all of the Limited Partners and (iii) if the adjustment to the Redemption Right has previously been waived pursuant to this sentence, a new Triggering Event shall be deemed to occur each time a Person who is the Beneficial Owner of at least 33.3% of the outstanding REIT Shares becomes the Beneficial Owner of an additional 2% or more of the outstanding REIT Shares.

         B. From and after a Trigger Occurrence, the "Conversion Factor" shall be adjusted by multiplying the "Conversion Factor" existing on the day immediately prior to such Trigger Occurrence as follows: (i) if the REIT Shares, as a result of the Trigger Occurrence, have been converted solely into the right to receive Registered Common Stock, by the number of shares of Registered Common Stock which the holder of a single REIT Share was entitled to receive as a result of the Trigger Occurrence or (ii) in all other cases, by a fraction, the numerator of which shall be the Average Trading Price of a REIT Share as of such Trigger Occurrence and the denominator of which shall be the Average Trading Price of a Replacement Share as of such Trigger Occurrence. Following a Trigger Occurrence, the Conversion Factor shall be further adjusted as set forth in the definition of "Conversion Factor" contained in Article 1 of this Agreement and as provided in this Section 16.2.

         C. For the purpose of any computation hereunder, the "Average Trading Price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such shares for the ten consecutive trading days immediately prior to the third trading day prior to such date; provided, however, in the event the Triggering Event occurs as part of a series of related transactions which also includes a tender offer, the ten trading day period shall be the ten consecutive trading day period immediately prior to the day REIT Shares are accepted for payment pursuant to such tender offer; provided, however, further, if prior to the expiration of such requisite ten trading day period the issuer announces either (A) a dividend or distribution on such shares payable in such shares or securities convertible into such shares or
(B) any subdivision, combination or reclassification of such shares, then, following the ex-dividend date for such dividend or the record date for such subdivision, as the case may be, the "Average Trading Price" shall be properly adjusted to take into account such event. The closing price for each day shall be, if the shares are listed and admitted to trading on a national securities exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such shares are listed or admitted to trading or, if such shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the high bid price in the over-the-counter market, as reported by the NASDAQ National Market System or such other system then in use, or, if on any such date such shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such shares selected by the holders of a majority of the Partnership Units held by the Limited Partners (excluding the Partnership Units held by the General Partner). If such shares are not publicly held or not so listed or traded or if, for the ten days prior to such date, no market maker is making a market in such shares, the Average Trading Price of such shares on such date shall be deemed to be the fair value of such shares as determined as set forth in Section 16.2.D. The term "trading day" shall mean, if such shares are listed or admitted to trading on any national securities exchange, a day on which the principal national securities exchange on which such shares are listed or admitted to trading is open for the transaction of business or, if such shares are not so listed or admitted, a Business Day.

         D. In the event that on the date of a Trigger Occurrence, the shares of a Person are not publicly held or not so listed or traded or if, for the ten days prior to such date, no market maker is making a market in the shares of a Person, the Average Trading Price of the shares of such Person shall be the fair value of the shares as determined in good faith by the holders of a majority of the Partnership Units held by the Limited Partners (excluding the Partnership Units held by the General Partner) and by the General Partner, which determination shall be binding on all of the Limited Partners. If the holders of a majority of the Partnership Units held by the Limited Partners (excluding the Partnership Units held by the General Partner) and General Partner have not agreed on the fair value of the shares and executed and delivered between them an agreement setting forth the same within twenty (20) days after the Trigger Occurrence in question, then either the General Partner or the holders of a majority of the Partnership Units held by the Limited Partners (excluding the Partnership Units held by the General Partner) may notify the other that they or it desire to invoke the following arbitration procedure:

                  (1) Notice of the holders of a majority of the Partnership Units held by the Limited Partners (excluding the Partnership Units held by the General Partner) or by the General Partner of such parties' intention to seek arbitration shall be delivered to the other parties within ten (10) days, after which all parties shall, in good faith, attempt to agree on a single arbitrator to determine the fair value of the shares (the "Arbitrator"). If the holders of a majority of the Partnership Units held by the Limited Partners (excluding the Partnership Units held by the General Partner) and the General Partner have not agreed on the Arbitrator within ten (10) days after the giving of the Arbitration Notice, then either party, on behalf of both, may apply to the local office of the American Arbitration Association or any organization which is the successor thereof (the "AAA") for appointment of the Arbitrator, or, if the AAA shall not then exist or shall fail, refuse or be unable to act such that the Arbitrator is not appointed by the AAA within ten (10) days after application therefor, then either party may apply to any court of competent jurisdiction in the State of North Carolina (the "Court") for the appointment of the Arbitrator and the other party shall not raise any question as to the Court's full power and jurisdiction to entertain the application and make the appointment. The date on which the Arbitrator is appointed, by the agreement of the parties, by appointment by the AAA or by appointment by the Court, is referred to herein as the "Appointment Date". If any Arbitrator appointed hereunder shall be unwilling or unable, for any reason, to serve, or continue to serve, a replacement arbitrator shall be appointed in the same manner as the original Arbitrator.

                  (2) The arbitration shall be conducted in accordance with the then prevailing commercial arbitration rules of the AAA, modified as follows:

                           (i) To the extent that any statute imposes
                  requirements different than those of the AAA in order for the decision of the Arbitrator to be enforceable in the courts of the State of North Carolina, such requirements shall be complied with in the arbitration.

                           (ii) The Arbitrator shall be disinterested and
                  impartial, shall not be affiliated with the Limited Partners, the General Partner or their

                  Affiliates and shall have at least ten (10) years experience in the market in which the applicable Person transacts the majority of its business.

                           (iii) Before hearing any testimony or receiving any
                  evidence, the Arbitrator shall be sworn to hear and decide the controversy faithfully and fairly by an officer authorized to administer an oath and a written copy thereof shall be delivered to each of the Limited Partners and the General Partner.

                           (iv) Within twenty (20) days after the Appointment
                  Date, the holders of a majority of the Partnership Units held by the Limited Partners (excluding the Partnership Units held by the General Partner) and the General Partner shall deliver to the Arbitrator two (2) copies of their respective written determinations of the fair value of the shares (each, a "Determination") together with such affidavits, appraisals, reports and other written evidence relating thereto as the submitting party deems appropriate. After the submission of any Determination, the submitting party may not make any additions to or deletions from, or otherwise change, such Determination or the affidavits, appraisals, reports and other written evidence delivered therewith. If either party fails to so deliver its Determination within such time period, time being of the essence with respect thereto, such party shall be deemed to have irrevocably waived its right to deliver a Determination and the Arbitrator, without holding a hearing, shall accept the Determination of the submitting party as the fair value of the shares. If each party submits a Determination with respect to the fair value of the shares within the twenty (20) day period described above, the Arbitrator shall, promptly after its receipt of the second Determination, deliver a copy of each party's Determination to the other party.

                           (v) Not less than ten (10) days nor more than twenty
                  (20) days after the earlier to occur of (x) the expiration of the twenty (20) day period provided for in clause (iv) of this subparagraph or (y) the Arbitrator's receipt of both of the Determinations from the parties (such earlier date is referred to herein as the "Submission Date") and upon not less than five (5) days notice to the parties, the Arbitrator shall hold one or more hearings with respect to the determination of the fair value of the shares. The hearings shall be held in the Charlotte metropolitan area of North Carolina at such location and time as shall be specified by the Arbitrator. Each of the parties shall be entitled to present all relevant evidence and to cross-examine witnesses at the hearings. The Arbitrator shall have the authority to adjourn any hearing to such later date as the Arbitrator shall specify, provided that in all events all hearings with respect to the determination of the fair value of the shares shall be concluded not later than thirty (30) days after the Submission Date.

                           (vi) The Arbitrator shall be instructed, and shall be
                  empowered only, to select as the fair value of the shares that one of the Determinations which the Arbitrator believes is the more accurate determination of the Average Trading Price of the shares. Without limiting the generality of the foregoing, in rendering his or her decision, the Arbitrator shall not add to, subtract from or otherwise modify the provisions of this Agreement or either of the Determinations.

                           (vii) The Arbitrator shall render his or her
                  determination as to the selection of a Determination in a signed and acknowledged written instrument, original counterparts of which shall be sent simultaneously to Limited Partners and the General Partner, within ten (10) days after the conclusion of the hearing(s) required by clause (v) of this Section.

                  (3) This provision shall constitute a written agreement to submit any dispute regarding the determination of the Average Trading Price of the shares of a Person to arbitration.

                  (4) The arbitration decision, determined as provided in this Article, shall be conclusive and binding on the parties, shall constitute an "award" by the Arbitrator within the meaning of the AAA rules and applicable law, and judgment may be entered thereon in any court of competent jurisdiction.

                  (5) The Partnership shall pay all fees and expenses relating to the arbitration (including, without limitation, the reasonable fees and expenses of one counsel chosen by the holders of a majority of the Partnership Units held by the Limited Partners (excluding the Partnership Units held by the General Partner) and of experts and witnesses retained or called by the Limited Partners). The Limited Partners' counsel chosen as set forth in the preceding sentence shall represent the interests of all of the Limited Partners and the choice of counsel shall be binding on all of the Limited Partners.

         E. From and after a Trigger Occurrence, each and every reference to the "Company" in Section 8.6 shall be deemed to be a reference to the Issuer of the Replacement Shares. From and after a Trigger Occurrence, the Issuer shall assume or unconditionally guaranty the performance of the General Partner's obligations under this Agreement pursuant to an instrument in form and substance satisfactory to the holders of a majority of the Partnership Units held by the Limited Partners (excluding the Partnership Units held by the General Partner). From and after a Trigger Occurrence, the "Average Trading Price" of a REIT Share or a Replacement Share, as applicable shall be substituted for the "Value" of the same for the purposes of determining the Cash Amount.

         Section 16.3  Additional Issuer Covenants

                  The General Partner shall (i) not enter into an agreement with any Person which would result in a Triggering Event unless such agreement provides for each of the following and (ii) from and after any Trigger Occurrence, comply with each of the following:

         A. If, on the day immediately prior to a Trigger Occurrence, the Issuer is qualified as a REIT, then, substantially contemporaneously with such Trigger Occurrence, the General Partner, the Issuer and its Affiliates shall enter into such mergers, combinations, conveyances or other transactions as shall be required to cause substantially all of the assets of the General Partner and the Issuer and its Affiliates to be owned, leased or held directly or indirectly by a single operating partnership in which the Limited Partners shall hold partnership units having the rights specified by this Agreement. The agreement governing the resulting operating partnership shall be in a form substantially no less favorable to each of the Limited Partners than is this Agreement.

         B. From and after a Trigger Occurrence, the General Partner shall not take any action (other than (i) paying a dividend or distribution in respect of all of the Partnership Units that complies with Articles 5 and 13, (ii) purchasing or disposing of any real property or other assets provided that any single disposition of assets does not represent 10% or more of the total gross book value of the Partnership's assets at the time of such disposition and the Partnership shall use reasonable efforts to structure any dispositions of assets to comply with the requirements of Section 1031 of the Code, (iii) financing, refinancing or other repayment of any indebtedness or entering into or terminating any guaranty of indebtedness, (iv) issuing any Units to the Company or the General Partner in connection with a sale of securities by the Company or the General Partner or selling any Units, including, without limitation, in connection with a purchase of assets by the Partnership, or (v) redeeming any Units pursuant to this Agreement), or fail to take any action, if such action or failure to take action, would result in any Limited Partner realizing a taxable gain, without the prior written consent of the holders of a majority of the Partnership Units held by the Limited Partners (excluding the Partnership Units held by the General Partner). Notwithstanding the previous sentence, if the Issuer or the General Partner, or both, shall agree, in writing, to indemnify each of the Limited Partners against any taxes that the Limited Partners might incur a result of an action, or failure to take action, on the part of the General Partner, such action, or failure to take action, shall not require the consent of any of the Limited Partners. Further, if the General Partner is a REIT, the General Partner shall be permitted to take any action required by the Code or the IRS to allow the General Partner to remain a REIT without the consent of any of the Limited Partners.

         C. From and after a Trigger Occurrence, in the event a dividend or distribution consisting of cash or property (other than Replacement Shares) or both is paid by the Issuer in respect of the Replacement Shares, the General Partner shall cause the Partnership to distribute, in respect of each Partnership Unit, the same amount of cash or property the holder of a Partnership Unit would have received had such holder exercised its Redemption Right and received Replacement Shares prior to such dividend or distribution.

         Section 16.4  Application to Later Transactions

         This Article 16 shall apply to the initial Triggering Event and shall continue to apply to each subsequent Triggering Event.

         Section 16.5  Waivers and Amendments

         A. The provisions of this Article 16 may be waived only upon the written consent of the holders of a majority of the Partnership Units held by the Limited Partners (excluding the Partnership Units held by the General Partner and its Affiliates).

         B. This Article 16 shall only be amended as provided in Section 14.1.D of this Agreement and shall be deemed included in such section for all purposes.

         Except as expressly amended by the foregoing Article 16, or as may be necessary to effect the intent of the parties hereto as evidenced by this Amendment, all other terms of the Agreement are hereby ratified and confirmed and shall remain in full force and effect.


                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                   GENERAL PARTNER:

                                   SUMMIT PROPERTIES INC.


                                   By:  /s/ Michael G. Malone
                                        ---------------------------------------
                                            Michael G. Malone
                                            Senior Vice President


                                   LIMITED PARTNERS:

                                   Those Persons listed on Exhibit A attached hereto

                                   By:  Summit Properties Inc., their attorney-
                                        in-fact


                                   By:  /s/ Michael G. Malone
                                        ---------------------------------------
                                            Michael G. Malone
                                            Senior Vice President

                                   EXHIBIT A

John & Patricia Ackerman                     Patrick Bailey, Jr.
1818 Manor Hill                              352 Eastover Road
St. Louis, MO  63141                         Charlotte, NC  28207





Kenneth M. Barnes                            Jr. Trustee JH Barnhardt
3516 Brunswick Court                         2331 Rock Creek Drive
Winston-Salem, NC  27104                     Charlotte, NC  28226





Sadler H. Barnhardt                          Thomas M. Barnhardt
2123 Hastings Drive                          600 Llewellyn Place
Charlotte, NC  28207                         Charlotte, NC  28207





James H. & Sybil Blumenberg                  Charles C. Bollinger
2 Kehrsboro Court                            Northwest Boulevard
Chesterfield, MO  63017                      Newton, NC  28658





Douglas L. Boone                             David R. Boozer
4508 Grandfather's Lane                      107 Shoreline Drive
Charlotte, NC  28226                         Stanley, NC  28164-9750





Timothy A. Braswell                          Eugene E. Brucker
17925 Southeast Village Circle               4 Clayprice Court
Tequesta, FL  33469                          St. Louis, MO  63124





Dr. Andrew P. Collins                        John Crosland, Jr.
3115 Academy Road                            301 Colville Road
Durham, NC  27707                            Charlotte, NC  28207

Carl T. Dedmon                               Robert W. Donaldson, Jr.
P.O. Box 1146                                2531 Forest Drive
Shelby, NC  28151                            Charlotte, NC  28211





James H. Donnewald                           Estate of Raymond Donnewald
1220 Walnut Street                           1071 Randolph
Breese, IL  62230                            Carlyle, IL  62231





B. D. Farmer, III                            M.D. James S. Forrester
3810 Silver Bell Drive                       P.O. Box 457
Charlotte, NC  28211                         Stanley, NC  28164





William A. & Cornelia D. Frank               Harvey & Cynthia P. Frohlichstein
7 Chatfield Place                            140 Executive Estates
St. Louis, MO  63141                         St. Louis, MO  63141







Robert H. Gaither                            John C. Golding
602 East Street                              3913 Beresford Road
Albemarle, NC  28001                         Charlotte, NC  28211





Rebecca H. Gordon                            Charles H. Griffin
9219 Hampton Oaks Lane                       P.O. Box 206
Charlotte, NC  28270-0452                    Marshville, NC  28103

David E. Harrold                             William M. Herndon
209 East Lake Shore Drive                    112 Herndon Farm Road
Studio E                                     Kings Mountain, NC  28086
Chicago, IL  60611




M.D. Richard D. Hill                         K. Reid Hotaling
8405 Rego Street                             6231 Floridian Court
Charlotte, NC  28216                         Lake Worth, FL  33463





Francis J. Intagliata                        Ruthanne Jones
10666 Mentz Hill Acres                       407 Yachtclub Drive
St. Louis, MO  63128                         Rockwall, TX  75087





Donald H. Jones                              Dr. Duncan A. Killen
3101 Valencia Terrace                        1909 W. 70th Street
Charlotte, NC  28211                         Shawnee Mission, KS  66208





Richard E. Killough                          Jack Krause
16112 Weatherly Way                          433 Baker Avenue
Huntersville, NC  28078                      Webster Groves, MO  63119





Jean H. Lamb                                 Paul R. Leonard, Jr.
P.O. Box 23177                               150 Prestwood Lane
Charlotte, NC  28227                         Mooresville, NC  28115





Roger M. Lewis                               Terry G. Link
125 Scaleybark Road                          421 Hempstead Place
Charlotte, NC  28209                         Charlotte, NC  28207

Justin F. Little                             Daniel P. McCabe
4211 Chevington Road                         2862 Glenwood Springs Drive
Charlotte, NC  28226                         Glenwood, MD  21738





Susan H. McDowell                            Mark L. Messerly
6009 Robin Hollow Drive                      4310 North Park Drive
Charlotte, NC  28227                         Tampa, FL  33624




Roy H. Michaux, Jr.                          Jack R. Miller
1929 Queens Road                             114 Inwood Drive
Charlotte, NC  28207                         Aiken, SC  29803-5614





Kenneth M. Murphy                            J. Frank Newton
1603 N. Mattis                               5241 Haynes Hall Place
Champaign, IL  61820                         Charlotte, NC  28270





Gordon L. Pfefferkorn                        Eugene V. Rankin
333 Pine Valley Drive                        230 Pebble Acres Drive
Winston-Salem, NC  27104                     St. Louis, MO  63141





Leroy Robinson                               Sam J. Rosenbloom
2127 Cortelyou Road                          14241 Forest Crest Drive
Charlotte, NC  28211                         Chesterfield, MO  63017

Raymond Edgar Rowland, Jr.                   Albert F. Sloan
30 Clermont Lane                             3826 Silverbell Road
St. Louis, MO  63124                         Charlotte, NC  28211





Brant R. Snavely, Jr.                        Eloise Y. Spangler
633 W. Fourth Street                         926 Elizabeth Road
Winston-Salem, NC  27104                     Shelby, NC  28150





Emil A. Stange                               Dr. John B. Summers
2346 S. Farm Road 237                        12658 Alswell Lane
Rogersville, MO  65742-9106                  St. Louis, MO  63178





Roberta K. Symonds                           Nick Tacony
2495 W. Highway 161                          9433 Firebush Drive
Nelleville, IL  62221                        St. Louis, MO  63126





Edward D. Trevillian                         Raymond E. Rowland Revocable Trust
6816-A2 Fisher's Farm Lame                   710 S. Hamley, #21A
Charlotte, NC  28226                         Clayton, MO  63105





Robert W. Sauer Grantor Trust                Owen H. Whitfield
14300 Conway Meadows Court, East             2523 Red Fox Trail
Chesterfield, MO  63107                      Charlotte, NC  28211

Gerald S. Workman                            Bernard A. Zimmer
P.O. Box 1325                                1324 Waxhaw-Marvin Road
Manteo, NC  27954                            Waxhaw, NC  28173





Franz J. Zimmer                              Frederick C. Hines
12033 Lazy Willow Lane                       Allen Tate Company
Charlotte, NC  28217                         6618 Fairview Road
                                             Charlotte, NC  28210




Charles W. Brown III                         Ned Curran
Altman Development Corporation               Estate of E. R. Street
115-F Venetian Drive                         2115 Rexford Road
Delray Beach, FL  33483                      Suite 100
                                             Charlotte, NC  28211



c/o Audrey F. Smith                          Thomas Mannausa
Estate of W.H.L. Smith                       Neal & Mannausa
P.O. Box 14737                               1343 Main Street
St. Louis, MO  63178                         5th Floor
                                             Sarasota, FL  34236



Phil Larmon                                  John Gray
P.K. Partners                                Summit Properties
9000 Keystone Crossing
Suite 560
Indianapolis, IN  46240



Ray Jones                                    Michael Malone
Summit Properties                            Summit Properties





Mary Beth Marshall                           Bill McGuire
Summit Properties                            Summit Properties

John Moore                                   Bill Paulsen
Summit Properties                            Summit Properties





Jim Smith                                    Steve Wylie
Summit Properties                            Summit Properties





Keith Downey                                 Keith H. Kuhlman
Summit Properties Inc.                       Summit Properties Inc.
                                             777 S. Harbour Island Blvd., #980
                                             Tampa, FL  33602




Stephen F. Smoak                             Michael A. Underwood
Summit Properties Inc.                       Summit Properties Inc.





Charles Teal
The Crosland Group, Inc.
125 Scaleybark Road
Charlotte, NC  28209